UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 25, 2004

PACIFIC MAGTRON INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25277	88-0353141
(Commission File Number)	(IRS Employer Identification Number)

1600 California Circle, Milpitas, California         95035
       (Address of principal executive offices)       (Zip Code)

        Registrant’s telephone number, including area code: (408) 956-8888

Not Applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

(a)     On June 18, 2004, KPMG LLP (“KPMG”), the Registrant’s independent auditor, tendered its resignation to the Registrant. The Registrant has started the process in seeking an independent auditor replacing KPMG.

(b)     The report of KPMG for the fiscal years ended December 31, 2002 and 2003 contained no adverse opinions, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles, except for a modification as to uncertainty about the Registrant’s ability to continue as a going concern as described in the reports of KPMG in the Registrant’s Form 10-K for the fiscal years ended December 31, 2002 and 2003.

(c)     During the Registrant’s fiscal years ended December 31, 2002 and 2003, and during the subsequent interim period preceding June 18, 2004, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in its reports on the financial statements of the Registrant for such periods.

(d)     During the Registrant’s fiscal years ended December 31, 2002 and 2003, and during the subsequent interim period preceding June 18, 2004, there have been no “reportable events” (as such term defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

(e)     The Registrant has provided KPMG with a copy of the disclosures set forth in this Form 8-K. The Registrant has requested KPMG to furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant in this Form 8-K regarding KPMG and, if not, stating the reasons for their disagreement. A copy of such letter is filed as Exhibit 16 hereto.

Item 7. Financial Statements and Exhibits

Exhibit No.	Exhibit Description	Filed Herewith
16	Letter from registrant's prior independent accountants	X

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MAGTRON INTERNATIONAL CORP.,

Date: June 25, 2004	By /s/ Theodore S. Li

Theodore S. Li President and Chief Financial Officer